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                                                                    EXHIBIT 99.1

     [UniCredito Italiano Logo]                        [Pioneer Logo]


                 UNICREDITO ITALIANO GROUP ANNOUNCES ACQUISITION
                   OF THE PIONEER GROUP, INC. FOR $1.2 BILLION
 DEAL ENABLES STRATEGIC EXPANSION FOR UNICREDITO ITALIANO GROUP INTO U.S. MARKET


Boston, MA (May 15, 2000) - The Pioneer Group, Inc. (NASDAQ: PIOG) and UniCredito Italiano Group (CRDI.MI), Italy's second largest banking group, today announced a definitive agreement under which UniCredito Italiano Group ("UniCredito") will purchase all of the outstanding shares of The Pioneer Group, Inc. ("Pioneer") for $43.50 per share in cash. In the transaction, UniCredito Italiano Group will acquire all of Pioneer's global investment management businesses, including operations in the U.S., Germany, Ireland, Eastern Europe and Asia. Prior to the close of its transaction with UniCredito, Pioneer will distribute to its shareholders 100% of the company's ownership interest in its remaining assets, including its Russian financial services operation, its natural resource businesses, and its interests in venture capital and real estate.

The transaction has an equity market value of approximately $1.2 billion based upon the fully diluted Pioneer common shares and options currently outstanding. Upon completion of the transaction, Pioneer and EuroPlus Research and Management ("EuroPlus"), UniCredito's existing asset management division, with operations in Dublin and Milan, will combine to form a powerful global investment company with assets under management of over $100 billion.

The newly created Pioneer Global Asset Management, incorporated in Italy, will serve as the holding company for all global investment management businesses and will conduct its business worldwide under the Pioneer name.

Mr. John F. Cogan, Jr., President and Chief Executive Officer of The Pioneer Group, Inc. said, "We are very pleased to be joining an organization with the reputation and breadth of UniCredito. UniCredito's EuroPlus division has approximately $80 billion of assets under management. This transaction provides Pioneer shareholders with a premium on their investment and positions the combined company to play a leadership role in asset management throughout Europe and within the United States."

"UniCredito and Pioneer have complementary business platforms," Mr. Cogan continued. "We have similar investment philosophies, employing a bottom up, research-based approach to investment decisions. UniCredito has a strong distribution channel in Italy and offers fixed income as well as equity investment products. Pioneer has strong distribution channels in the U.S. and Germany with a seventy-two year history of equity investing. Both Pioneer and UniCredito clients will benefit from an expanded product line. Pioneer's employees can look forward to expanded career opportunities in a truly global investment management business. We eagerly anticipate working with UniCredito to capture the benefits of this combination for our customers and our employees."


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Mr. Pietro Modiano, Head of Treasury, Investment Banking and Asset Management of
UniCredito Italiano Group said, "The combination of Pioneer and EuroPlus will create one of the few asset management groups with strong bases in both the U.S. and Europe, and a presence in eight countries. We see significant opportunity to leverage Pioneer's and EuroPlus's product and distribution capabilities in Europe and the U.S. Pioneer will benefit from a strong commitment of UniCredito to realize fully what we perceive to be enormous potential of our combined asset management businesses both in the U.S. market and globally."

"We believe that, with the inclusion of Pioneer, we will continue the success that we have had in Europe with EuroPlus. At EuroPlus we have been able to capture the asset management opportunities of one of Europe's fastest growing markets while enjoying strong economic returns."

MANAGEMENT

Mr. Pietro Modiano of UniCredito will be the Chairman of the newly created Pioneer Global Asset Management, based in Italy. Mr. John F. Cogan, Jr. will become Deputy Chairman of Pioneer Global Asset Management and will also be non-executive Chairman of Pioneer U.S., whose U.S. headquarters will remain in Boston. Mr. Fabio Innocenzi, currently Chief Executive Officer of EuroPlus, will become Chief Executive Officer of Pioneer Global Asset Management and Executive Vice Chairman of Pioneer U.S. Mr. David D. Tripple, currently President of Pioneer Investment Management, will become Chief Executive Officer of Pioneer U.S.

TIMING AND APPROVALS

Completion of the acquisition is subject to, among other things, approval by Pioneer's shareholders, Pioneer's mutual fund board of trustees and fund shareholders, and various regulatory agencies. The transaction is expected to close in the third quarter of 2000.

DISTRIBUTION TO SHAREHOLDERS OF PIONEER'S REMAINING OPERATIONS

Immediately prior to the close of the transaction, Pioneer's other assets - natural resources and other operations outside of the core investment management business - will be spun-off into a newly organized limited duration company to be named Harbor Global Company, Ltd. ("Harbor"). Pioneer shareholders will receive certificates of ownership in the new company. The new company will operate the businesses, with the purpose of ultimately liquidating the assets and distributing the proceeds within five years.

Mr. Stephen G. Kasnet, currently President of Pioneer Global Investments will become president of Harbor. The Board of Directors of Harbor will consist of three members of Pioneer's current board of directors, Mr. John D. Curtin Jr., Mr. W. Reid Sanders and Mr. John H. Valentine.

ADVISORS

Merrill Lynch & Co. and Salomon Smith Barney Inc. acted as financial advisors, and Hale and Dorr LLP and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel to Pioneer. Morgan Stanley Dean Witter acted as financial advisors, McKinsey acted as strategic advisors, and Shearman & Sterling acted as legal counsel to UniCredito.


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UniCredito Italiano Group is one of Italy's largest banking groups, with significant presence in Eastern Europe. Based in Milan, UniCredito has over $150 billion in assets, over 3,500 branches, reported net earnings of $1.2 billion in 1999 and a return on equity of over 20%. UniCredito's asset management subsidiary, EuroPlus, is one of Europe's largest and fastest-growing asset managers, with 90 mutual funds and approximately $80 billion in assets under management. EuroPlus operates out of four locations, with Dublin being the primary base of research and investment management activities.

The Pioneer Group, Inc. is a global asset manager and currently manages $24 billion of assets on behalf of individual and institutional investors. Based in Boston, Pioneer has financial services operations in the Czech Republic, Germany, India, Ireland, Poland and Russia. Its flagship fund, Pioneer Fund, was founded in 1928 and is the fourth oldest mutual fund in the United States.

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This press release contains certain forward-looking statements within the meaning of the safe-harbor provisions of the U.S. federal securities laws. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the companies' abilities to control or estimate precisely, such as future market conditions, the behavior of other market participants and the actions of governmental regulators. Certain of these and other risk factors are detailed in Pioneer's SEC reports. The companies do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

Contact Information:

UNICREDITO ITALIANO GROUP:
For Media and Investors:

Evan Smith / Hugh Burnham
Shandwick International
212-591-9854 / 212-591-9753
evsmith@shandwick.com / hburnham@shandwick.com

THE PIONEER GROUP, INC.:

For Media:                                  For Investors:
Anne Patenaude                              Greta Gahl
617-422-4727                                617-422-4978

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